EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-191686) and Form S-8 (Nos. 333-39129, 333-59859, 333-87715, 333-41954, 333-54010, 333-63156, 333-100094, 333-113683, 333-119799, 333-128529, 333-130419 and 333-183742) of Mattson Technology, Inc. of our report dated March 17, 2014 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
March 12, 2015